Exhibit 10.1


                                                                  Execution Copy


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                            STOCK PURCHASE AGREEMENT


                                      among


                             BROADSTREAM.COM, INC.,

                          ARINCO COMPUTER SYSTEMS, INC.

                                       and

                         THE OTHER PARTIES NAMED HEREIN





                         ------------------------------

                              Dated: June 29, 2000
                         ------------------------------



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

                                Table of Contents
                                                                         Page
                                                                         ----

ARTICLE I          DEFINITIONS.............................................1
     1.1           Definitions.............................................1

ARTICLE II         PURCHASE AND SALE OF PREFERRED STOCK....................6
     2.1           Purchase and Sale of Preferred Stock....................6
     2.2           Amended and Restated Certificate of
                   Incorporation...........................................7
     2.3           Use of Proceeds.........................................7
     2.4           Closing.................................................7

ARTICLE III        REPRESENTATIONS AND WARRANTIES OF
                   THE COMPANY.............................................7
     3.1           Corporate Existence and Power...........................7
     3.2           Authorization; No Contravention.........................7
     3.3           Governmental Authorization; Third Party
                     Consents..............................................8
     3.4           Binding Effect..........................................8
     3.5           Litigation..............................................8
     3.6           Compliance with Laws....................................8
     3.7           Capitalization..........................................9
     3.8           No Default or Breach; Contractual Obligations..........10
     3.9           Title to Properties....................................10
     3.10          FIRPTA.................................................10
     3.11          Financial Statements...................................10
     3.12          Taxes..................................................11
     3.13          No Material Adverse Change; Ordinary
                     Course of Business...................................11
     3.14          Investment Company.....................................11
     3.15          Private Offering.......................................11
     3.16          Labor Relations........................................12
     3.17          Employee Benefit Plans.................................12
     3.18          Title to Assets........................................12
     3.19          Liabilities............................................12
     3.20          Intellectual Property..................................13
     3.21          Network Redundancy and Computer Back-up................15
     3.22          Privacy of Customer Information........................15
     3.23          Potential Conflicts of Interest........................15
     3.24          Trade Relations........................................16
     3.25          Outstanding Borrowing..................................16
     3.26          Insurance..............................................16
     3.27          Environmental Matters..................................16
     3.28          Broker's, Finder's or Similar Fees.....................16
     3.29          Disclosure.............................................17
     3.30          Year 2000 Compliance...................................17

ARTICLE IV         REPRESENTATIONS AND WARRANTIES OF
                   THE PURCHASERS.........................................17
     4.1           Existence and Power....................................17
     4.2           Authorization; No Contravention........................18

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                                                                         ----

     4.3           Governmental Authorization; Third
                     Party Consents.......................................18
     4.4           Binding Effect.........................................18
     4.5           Purchase for Own Account...............................18
     4.6           Restricted Securities..................................19
     4.7           Broker's, Finder's or Similar Fees.....................19
     4.8           Accredited Investor....................................19
     4.9           Investment Representation..............................20

ARTICLE V          CONDITIONS TO THE OBLIGATION OF
                   THE PURCHASERS TO CLOSE................................20
     5.1           Secretary's Certificate................................20
     5.2           Filing of Amended and Restated Certificate of Incorpora21
     5.3           Purchased Shares.......................................21
     5.4           Stockholders Agreement.................................21
     5.5           Registration Rights Agreement..........................21
     5.6           Opinion of Counsel.....................................21
     5.7           Stock Option Plan......................................21
     5.8           Exchange Agreement.....................................21
     5.9           Employment Agreements..................................21
     5.10          Restricted Stock Agreements............................22
     5.11          Proprietary Invention and Nondisclosure Agreements.....22
     5.12          Settlement of Litigation...............................22
     5.13          Key-Man Life Insurance.................................22
     5.14          Amendment to Bylaws....................................22
     5.15          Repayment of Outstanding Convertible Notes.............22
     5.16          Assignment of Domain Name..............................22
     5.17          Young Kwon Promissory Note.............................22
     5.18          Reimbursement for Settlement Agreement.................22

ARTICLE VI         CONDITIONS TO THE OBLIGATION OF
                   THE COMPANY TO CLOSE...................................23
     6.1           Payment of Purchase Price..............................23
     6.2           Stockholders Agreement.................................23
     6.3           Registration Rights Agreement..........................23

ARTICLE VII        INDEMNIFICATION........................................23
     7.1           Indemnification........................................23
     7.2           Notification...........................................24
     7.3           Contribution...........................................25

ARTICLE VIII       AFFIRMATIVE COVENANTS..................................25
     8.1           Preservation of Existence..............................25
     8.2           Financial Statements and Other Information.............26
     8.3           Reservation of Common Stock............................27
     8.4           Insurance..............................................27
     8.5           Books and Records......................................27
     8.6           Back-ups of Computer Software..........................27

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                                                                    ----

     8.7           Inspection.............................................27
     8.8           Key-Man Life Insurance.................................27
     8.9           Share Certificates.....................................27
     8.10          Principal Place of Business............................28
     8.11          Outstanding Licenses, Permits and Taxes................28

ARTICLE IX         MISCELLANEOUS..........................................28
     9.1           Survival of Representations and Warranties.............28
     9.2           Notices................................................28
     9.3           Successors and Assigns; Third Party Beneficiaries......29
     9.4           Amendment and Waiver...................................29
     9.5           Counterparts...........................................30
     9.6           Headings...............................................30
     9.7           GOVERNING LAW..........................................30
     9.8           Severability...........................................30
     9.9           Rules of Construction..................................30
     9.10          Entire Agreement.......................................30
     9.11          Fees...................................................31
     9.12          Publicity; Confidentiality.............................31
     9.13          Further Assurances.....................................31

EXHIBITS

A                  Form of By-laws
B                  Form of Amended and Restated Certificate of
                     Incorporation
C                  Form of Restated Registration Rights Agreement
D                  Form of Stockholders Agreement
E                  Form of Woollacott Jannol Fields Opinion
F-1                Form of Employment Agreement for Rogers and Kaufman
F-2                Form of Employment Agreement for Smith, Kwon and Lopez
G                  Form of Restricted Stock Agreement

SCHEDULES

2.1                Purchased Shares and Purchase Price
3.3                Authorizations and Consents
3.5                Litigation
3.6(b)             Outstanding Licenses and Permits
3.7(a)             List of Equity Holders
3.8                Contractual Obligations
3.11               Estimated Balance Sheet
3.12(a)            Outstanding Taxes
3.17               Employee Benefit Plans
3.20(a)(ii)        Intellectual Property Owned by the Company and Filings
                     and Applications Therefor
3.20(a)(iii)       Intellectual Property Licenses, Sublicenses,
                    Distributor Agreements
                   and Other Agreements
3.20(a)(iv)        Infringements by the Company of Intellectual Property
                     of Others
3.20(a)(v)         Intellectual Property Litigation
3.20(b)            Infringements of Intellectual Property of the Company
3.20(d)            Licenses or Other Agreements Requiring Material Royalty
                   Payments
3.21               Network Redundancy and Computer Back-up
3.23               Potential Conflicts of Interest
3.25               Outstanding Borrowing
3.26               Insurance
5.13               Employees Delivering Proprietary Invention
                     and Nondisclosure Agreement

                            STOCK PURCHASE AGREEMENT


         STOCK PURCHASE AGREEMENT, dated June 29, 2000 (this "Agreement"), among Broadstream.com, Inc., a Delaware corporation (the "Company"), Arinco Computer Systems, Inc., a New Mexico corporation ("Arinco") and the purchasers listed on
Schedule I hereto (the "Coinvestors" and, together with Arinco, the "Purchasers").

         WHEREAS, upon the terms and conditions set forth in this Agreement, the Company proposes to issue and sell to each Purchaser the number of shares, par value $.001 per share, of Series A Convertible Redeemable Participating Preferred Stock of the Company (the "Preferred Stock") set forth opposite such Purchaser's name on Schedule 2.1 hereto, for the purchase price set forth opposite such Purchaser's name on Schedule 2.1 hereto and

         WHEREAS, each share of Preferred Stock is convertible (subject to adjustment) into one share, par value $.001 per share, of voting common stock of the Company (the "Voting Common Stock").

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         1.1 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

         "Affiliate" shall mean any Person who is an "affiliate" as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act. In addition, the partners or members of a partnership or limited liability company, as the case may be, shall be deemed to be Affiliates of such partnership or limited liability company.

         "Agreement" means this Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof.

         "Amended and Restated Certificate of Incorporation" means the Amended and Restated Certificate of Incorporation with respect to the Preferred Stock adopted by the Board of Directors and duly filed with the Secretary of State of the State of Delaware on or before the Closing Date substantially in the form attached hereto as Exhibit B in accordance with the terms of the Stockholders Agreement.

         "Arinco" has the meaning set forth in the preamble to this Agreement.

         "Assets" has the meaning set forth in Section 3.18 of this Agreement.

         "Board of Directors" means the Board of Directors of the Company.

         "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the State of California are authorized or required by law or executive order to close.

         "By-laws" means the by-laws of the Company in effect on the Closing Date substantially in the form attached hereto as Exhibit A, as the same may be amended from time to time in accordance with the terms of the Stockholders Agreement.

         "Claims" has the meaning set forth in Section 3.5 of this Agreement.

         "Closing" has the meaning set forth in Section 2.4 of this Agreement.

         "Closing Date" has the meaning set forth in Section 2.4 of this Agreement.

         "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

         "Coinvestors" has the meaning set forth in the preamble to this Agreement.

         "Commission" means the United States Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

         "Common Stock" means the Voting Common Stock and the Nonvoting Common Stock.

         "Company" has the meaning set forth in the preamble to this Agreement.

         "Condition of the Company" means the assets, business, properties, prospects, operations or condition (financial or otherwise) of the Company.

         "Contingent Obligation" means, as applied to any Person, any direct or indirect liability of that Person with respect to any Indebtedness, lease, dividend, guaranty, letter of credit or other obligation, contractual or otherwise (the "primary obligation") of another Person (the "primary obligor"), whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability to perform in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reason ably anticipated liability in respect thereof.

         "Contractual Obligations" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

         "Copyrights" means any foreign or United States copyright registrations and applications for registration thereof, and any non-registered copyrights.

         "Environmental Laws" means federal, state, local and foreign laws, principles of common laws, civil laws, regulations, and codes, as well as orders, decrees, judgments or injunctions, issued, promulgated, approved or entered thereunder relating to pollution, protection of the environment or public health and safety.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

         "Financial Statements" has the meaning set forth in Section 3.11 of this Agreement.

         "GAAP" means United States generally accepted accounting principles in effect from time to time.

         "Governmental Authority" means the government of any nation, state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "Indebtedness" means, as to any Person, (a) all obligations of such Person for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured), (b) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and accrued commercial or trade liabilities arising in the ordinary course of business, (c) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person under leases which have been or should be, in accordance with GAAP, recorded as capital leases, (f) all indebtedness secured by any Lien (other than Liens in favor of lessors under leases other than leases included in clause (e)) on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person, and (g) any Contingent Obligation of such Person.

         "Indemnified Party" has the meaning set forth in Section 7.1 of this Agreement.

         "Indemnifying Party" has the meaning set forth in Section 7.1 of this Agreement.

         "Intellectual Property" has the meaning set forth in Section 3.20 of this Agreement.

         "Internet Assets" means any Internet domain names and other computer user identifiers and any rights in and to sites on the worldwide web, including rights in and to any text, graphics, audio and video files and html or other code incorporated in such sites.

         "Knowledge" means the knowledge of its officers after due inquiry.

         "Liabilities" has the meaning set forth in Section 3.19 of this Agreement.

         "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or preference, priority, right or other security interest or preferential arrangement of any kind or nature whatsoever (excluding preferred stock and equity related preferences).

         "Losses" has the meaning set forth in Section 7.1 of this Agreement.

         "Nonvoting Common Stock" means the nonvoting common stock, par value $.001 per share, of the Company.

         "Orders" has the meaning set forth in Section 3.2 of this Agreement.

         "Patents" means any foreign or United States patents and patent applications, including any divisions, continuations, continuations-in-part, substitutions or reissues thereof, whether or not patents are issued on such applications and whether or not such applications are modified, withdrawn or resubmitted.

         "Permits" has the meaning set forth in Section 3.6 of this Agreement.

         "Person" means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

         "Plans" has the meaning set forth in Section 3.17 of this Agreement.

         "Preferred Stock" has the meaning set forth in the recitals to this Agreement.

         "Purchased Shares" has the meaning set forth in Section 2.1 of this Agreement.

         "Purchasers" has the meaning set forth in the preamble to this Agreement.

         "Registration Rights Agreement" means the Registration Rights Agreement substantially in the form attached hereto as Exhibit C.

         "Requirements of Law" means, as to any Person, any law, statute, treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority or stock exchange, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

         "Software" means any computer software programs, source code, object code, data and documentation, including, without limitation, any computer software programs that incorporate and run the Company's pricing models, formulae and algorithms.

         "Stock Equivalents" means any security or obligation which is by its terms convertible into or exchangeable for shares of Common Stock or other capital stock or securities of the Company, and any option, warrant or other subscription or purchase right with respect to Common Stock or such other capital stock or securities.

         "Stock Option Plan" means the 2000 Stock Option Plan of the Company pursuant to which up to 3,150,000 shares of restricted stock and options to purchase shares of Nonvoting Common Stock are reserved and available for grant to officers, directors, employees and consultants of the Company.

         "Stockholders Agreement" means the Stockholders Agreement substantially in the form attached hereto as Exhibit D.

         "Taxes" has the meaning set forth in Section 3.12 of this Agreement.

         "Trade Secrets" means any trade secrets, research records, processes, procedures, manufacturing formulae, technical know-how, technology, blue prints, designs, plans, inventions (whether patentable and whether reduced to practice), invention disclosures and improvements thereto.

         "Trademarks" means any foreign or United States trademarks, service marks, trade dress, trade names, brand names, designs and logos, corporate names, product or service identifiers, whether registered or unregistered, and all registrations and applications for registration thereof.

         "Transaction Documents" means, collectively, this Agreement, the Stockholders Agreement and the Registration Rights Agreement.

         "Voting Common Stock" has the meaning set forth in the recitals to this Agreement.

                                   ARTICLE II

                      PURCHASE AND SALE OF PREFERRED STOCK

         2.1 Purchase and Sale of Preferred Stock. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each Purchaser, and each Purchaser severally agrees to purchase from the Company, on the Closing Date the number of shares of Preferred Stock set forth opposite such Purchaser's name on Schedule 2.1 hereto, for the purchase price set forth opposite such Purchaser's name on Schedule 2.1 hereto (all of the shares of Preferred Stock being purchased pursuant hereto being referred to herein as the "Purchased Shares").

         2.2 Amended and Restated Certificate of Incorporation. The Purchased Shares shall have the preferences and rights set forth in the Amended and Restated Certificate of Incorporation.

         2.3 Use of Proceeds. The Company shall use the proceeds from the sale of the Purchased Shares to the Purchasers to fund the Company's working capital.

         2.4 Closing. The closing of the sale and purchase of the Purchased Shares (the "Closing") shall take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, at 10:00 a.m., local time, on the date hereof, or at such other time, place and date that the Company and Arinco may agree in writing (the "Closing Date"). On the Closing Date, or as soon as such certificates are available, the Company shall deliver to each of the Purchasers a certificate or certificates in definitive form and registered in the name of each such Purchaser, representing its Purchased Shares against delivery by each of the Purchasers to the Company of the aggregate purchase price therefor by (a) wire transfer of immediately available funds or (b) cancellation of indebtedness.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company represents and warrants to each of the Purchasers as follows:

         3.1 Corporate Existence and Power. The Company (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) has all requisite power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently, or is proposed to be, engaged;
(c) is duly qualified as a foreign corporation, licensed and in good standing under the laws of each jurisdiction in which its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents. No jurisdiction, other than those referred to in clause (c) above, has claimed, in writing or otherwise, that the Company is required to qualify as a foreign corporation or other entity therein, and the Company does not file any franchise, income or other tax returns in any other jurisdiction based upon the ownership or use of property therein or the derivation of income therefrom. The Company does not own or lease property in any jurisdiction other than its jurisdiction of incorporation and the jurisdictions referred to in clause (c) above.

         3.2 Authorization; No Contravention. The execution, delivery and performance by the Company of this Agreement and each of the other Transaction Documents and the transactions contemplated hereby and thereby (a) have been duly authorized by all necessary corporate action of the Company; (b) do not contravene the terms of the Restated Certificate of Incorporation or the By-laws; (c) do not violate, conflict with or result in any breach, default or contravention of (or with due notice or lapse of time or both would result in any breach, default or contravention of), or the creation of any Lien under, any Contractual Obligation of the Company or any Requirement of Law applicable to the Company; and (d) do not violate any judgment, injunction, writ, award, decree or order of any nature (collectively, "Orders") of any Governmental Authority against, or binding upon, the Company.

         3.3 Governmental Authorization; Third Party Consents. Except as set forth in Schedule 3.3 and assuming the accuracy of the Purchasers' representations and warranties in Section 4.3, no approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, the sale, issuance and delivery of the Purchased Shares) by, or enforcement against, the Company of this Agreement and the other Transaction Documents or the transactions contemplated hereby and thereby.

         3.4 Binding Effect. This Agreement and each of the other Transaction Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

         3.5 Litigation. Except as set forth on Schedule 3.5, there are no actions, suits, proceedings, claims, complaints, disputes, arbitrations or investigations (collectively, "Claims") pending or, to the Knowledge of the Company, threatened, at law, in equity, in arbitration or before any Governmental Authority against the Company nor is the Company aware that there is any basis for any of the foregoing. The foregoing includes, without limitation, Claims pending or, to the Knowledge of the Company, threatened or any basis therefor Known by the Company involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers. No Order has been issued by any court or other Governmental Authority against the Company purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any of the other Transaction Documents.

         3.6 Compliance with Laws.

             (a) The Company is in compliance with all Requirements of Law and all Orders issued by any court or Governmental Authority against the Company in all respects. To the Company's Knowledge, there is no existing or proposed Requirement of Law which could reasonably be expected to prohibit or restrict the Company from, or otherwise materially adversely effect the Company in, conducting its business in any jurisdiction in which it now conducts or proposes, to conduct its business.

             (b) (i) Except as set forth on Schedule 3.6(b), the Company has all licenses, permits and approvals of any Governmental Authority (collectively, "Permits") that are necessary for the conduct of the business of the Company;
(ii) such Permits are in full force and effect; and (iii) no violations are or have been recorded in respect of any Permit.

             (c) No material expenditure is presently required by the Company to comply with any existing Requirement of Law or Order.

         3.7 Capitalization.

             (a) On the Closing Date, after giving effect to the transactions contemplated by this Agreement, the authorized capital stock of the Company shall consist of (i) 30,000,000 shares of Voting Common Stock, of which 5,000,000 shares are issued and outstanding, (ii) 20,000,000 shares of Nonvoting Common Stock, of which 5,835,214 shares are issued and outstanding and (iii) 12,000,000 shares of Preferred Stock, 11,207,136 of which shares are issued and outstanding. Schedule 3.7(a) sets forth, as of the Closing Date, a true and complete list of (x) the stockholders of the Company (including any trust or escrow agent arrangement created in connection with any employee stock option plan) and, opposite the name of each stockholder, the amount of all outstanding capital stock and Stock Equivalents owned by such stockholder and (y) the holders of Stock Equivalents and, opposite the name of each such holder, the amount of all Stock Equivalents owned by such holder. As of the date of this Agreement, the aggregate number of shares of restricted stock and options to purchase shares of Nonvoting Common Stock which may be issued under the Stock Option Plan is 3,150,000 of which zero (0) have been granted. The Company has reserved an aggregate of 3,150,000 shares of Voting Common Stock for issuance upon conversion of the Purchased Shares. Except as set forth on Schedule 3.7(a), there are no options, warrants, conversion privileges, subscription or purchase rights or other rights presently outstanding to purchase or otherwise acquire
(i) any authorized but unissued, unauthorized or treasury shares of the Company's capital stock, (ii) any Stock Equivalents or (iii) other securities of the Company and there are no commitments, contracts, agreements, arrangements or understandings by the Company to issue any shares of the Company's capital stock or any Stock Equivalents or other securities of the Company. The Purchased Shares are duly authorized, and when issued and sold to the Purchasers after payment therefor, will be validly issued, fully paid and non-assessable, will be issued in compliance with the registration and qualification requirements of all applicable federal, state and foreign securities laws and will be free and clear of all other Liens (other than those imposed by the Stockholders Agreement. The shares of Voting Common Stock issuable upon conversion of the Purchased Shares have been duly reserved for issuance upon conversion of the Preferred Shares and, when issued in compliance with the provisions of the Restated Certificate of Incorporation, will be validly issued, fully paid and non-assessable and not subject to any preemptive rights or similar rights that have not been satisfied and will be free and clear of all other Liens (other than those imposed by the Stockholders Agreement). All of the issued and outstanding shares of Common Stock and Preferred Stock are all duly authorized, validly issued, fully paid and non-assessable, and were issued in compliance with the registration and qualifi cation requirements of all applicable federal, state and foreign securities laws.

             (b) The Company does not directly or indirectly own or have any investment in any of the capital stock of, or any other proprietary interest in, any Person.

             (c) The Purchased Shares to be purchased by the Purchasers hereunder represent, in the aggregate, on the Closing Date, not less than 44.32% of the outstanding shares of Common Stock on a fully diluted basis assuming the grant of all options that may be granted under the Stock Option Plan and the exercise thereof and the conversion, exercise or exchange of any outstanding securities into shares of Common Stock, including, without limitation, all of the Purchased Shares.

         3.8 No Default or Breach; Contractual Obligations. The Company has not received notice of a default and is not in default under, or with respect to, any Contractual Obligation nor does any condition exist that with notice or lapse of time or both would constitute a default thereunder. Schedule 3.8 lists all of the Contractual Obligations to which the Company is a party, whether written or oral, (i) which involve an amount in excess of $25,000 or (ii) which are otherwise material to the Condition of the Company. All of such Contractual Obligations are valid, subsisting, in full force and effect and binding upon the Company and the other parties thereto, and the Company has paid in full or accrued all amounts due thereunder and has satisfied in full or provided for all of its liabilities and obligations thereunder. To the Knowledge of the Company, no other party to any such Contractual Obligation is in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default by such other party thereunder.

         3.9 Title to Properties. The Company has good, record and marketable title in fee simple to, or holds interests as lessee under leases in full force and effect in, all real property used in connection with its business or otherwise owned or leased by it.

         3.10 FIRPTA. The Company is not a "foreign person" within the meaning of Section 1445 of the Code.

         3.11 Financial Statements. The Company has delivered to the Purchasers the unaudited financial statements of the Company (balance sheet and statements of operations) for the period ended June 22, 2000 and an estimated balance sheet as at the date hereof which is attached hereto as Schedule 3.11 (the "Financial Statements"). The Financial Statements are complete and correct in all respects and fairly present the financial condition, operating results and cash flows of the Company as of their respective dates.

         3.12 Taxes. (a) Except as set forth on Schedule 3.12(a), the Company has paid all federal, state, county, local, foreign and other taxes, including, without limitation, income taxes, estimated taxes, excise taxes, sales taxes, use taxes, gross receipts taxes, franchise taxes, employment and payroll related taxes, property taxes and import duties, whether or not measured in whole or in part by net income (hereinafter, "Taxes" or, individually, a "Tax") which have come due and are required to be paid by it through the date hereof, and all deficiencies or other additions to Tax, interest and penalties owed by it in connection with any such Taxes; (b) the Company has timely filed or caused to be filed all returns for Taxes that it is required to file on and through the date hereof (including all applicable extensions), and all such Tax returns are accurate and complete; (c) with respect to all Tax returns of the Company, (i) there is no unassessed Tax deficiency proposed or, to the Knowledge of the Company, threatened against the Company and (ii) no audit is in progress with respect to any return for Taxes, no extension of time is in force with respect to any date on which any return for Taxes was or is to be filed and no waiver or agreement is in force for the extension of time for the assessment or payment of any Tax; (d) all provisions for Tax liabilities of the Company with respect to the Financial Statements have been made in accordance with GAAP consistently applied, and all liabilities for Taxes of the Company attributable to periods prior to or ending on the Closing Date have been adequately provided for on the Financial Statements; and (e) there are no Liens for Taxes on the assets of the Company.

         3.13 No Material Adverse Change; Ordinary Course of Business. Since its date of incorporation, (a) there has not been any material adverse change, nor is any such change reasonably expected, in the Condition of the Company, (b) the Company has not participated in any transaction material to the Condition of the Company or otherwise acted outside the ordinary course of business, including, without limitation, declaring or paying any dividend or declaring or making any distribution to its stockholders except out of the earnings of the Company, (c) the Company has not increased the compensation of any of its officers or the rate of pay of any of its employees, except as part of regular compensation increases in the ordinary course of business, (d) the Company has not created or assumed any Lien on a material asset of the Company; (e) the Company has not entered into any Contractual Obligation, other than in the ordinary course of business and (f) there has not occurred a material change in the Company's accounting principles or practice.

         3.14 Investment Company. The Company is not controlled by or affiliated with an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         3.15 Private Offering. No form of general solicitation or general advertising was used by the Company or its representatives in connection with the offer or sale of the Purchased Shares. No registration of the Purchased Shares, pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws, will be required by the offer, sale or issuance of the Purchased Shares. The Company agrees that neither it, nor anyone acting on its behalf, shall offer to sell the Purchased Shares or any other securities of the Company so as to require the registration of the Purchased Shares pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws, unless such Purchased Shares or other securities are so registered.

         3.16 Labor Relations. (a) The Company is not engaged in any unfair labor practice; (b) there is (i) no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending or, to the Knowledge of the Company, threatened against the Company, and (ii) no strike, labor dispute, slow down or stoppage pending or, to the Knowledge of the Company, threatened against the Company; (c) the Company is not a party to any collective bargaining agreement or contract; (d) there is no union representation question existing with respect to the employees of the Company; and (e) no union organizing activities are taking place. To the Knowledge of the Company, no officer or key employee, or any group of key employees, intends to terminate their employment with the Company. The Company has not discussed or taken any steps to terminate the employment of any officer, key employee or group of key employees.

         3.17 Employee Benefit Plans. The Company does not have any actual or contingent, direct or indirect, liability in respect of any employee plan or arrangement, including any plan subject to ERISA, other than to make contributions under or pay benefits pursuant to the plans listed on Schedule
3.17 (collectively, the "Plans"). All of the Plans are in compliance with all applicable Requirements of Law. No Plan is subject to Title IV of ERISA, or is otherwise a defined benefit plan, or is a multiple employer plan (within the meaning of Section 413(c) of the Code), or provides for post-retirement welfare benefits or a "parachute payment" (within the meaning of Section 280G(b) of the Code). The execution and delivery of this Agreement and each of the other Transaction Documents, the purchase and sale of the Purchased Shares and the consummation of the transactions contemplated hereby and thereby will not result in any prohibited transaction within the meaning of Section 406 of ERISA or
Section 4975 of the Code.

         3.18 Title to Assets. The Company owns and has good, valid, and marketable title to all of its properties and assets used in its business and reflected as owned on the Financial Statements or so described in any Schedule hereto (collectively, the "Assets"), in each case free and clear of all Liens, except for Liens specifically described on the notes to the Financial Statements.

         3.19 Liabilities. The Company does not have any direct or indirect obligation or liability (the "Liabilities") other than Liabilities incurred since June 20, 2000 in the ordinary course of business. The Company has no Knowledge of any circumstance, condition, event or arrangement that could reasonably be expected to give rise hereafter to any Liabilities of the Company except in the ordinary course of business.

         3.20 Intellectual Property.

             (a) (i) The Company is the owner of all, or has the license or right to use, sell and license all of, the Copyrights, Patents, Trade Secrets, Trademarks, Internet Assets, Software and other proprietary rights (collectively, "Intellectual Property") that are used in connection with its business as presently conducted or contemplated in its business plan, free and clear of all Liens, except to the extent such rights are limited by Broadstream Communications Corporation's use of the term "Broadstream," including but not limited to U.S. trademark application number 75872815 for the mark "Broadstream.com," U.S. trademark application number 75-876917 for the mark "Broadstream," U.S. trademark application number 75-872813 for the mark "Broadstream.net," U.S. trademark application number 75-872823 for the mark "Broadstream," U.S. trademark application number 75-872814 for the mark "Broadstream Communications" and use of such term in its corporate name, and Broadstream Communications and Brooks Robinson's use of the term "Broadstream," including but not limited to such company and party's use of the Internet domain name "Broadstream.net" and use of such term in such company's corporate name, with respect to The Company's rights in the term "Broadstream.".

                  (ii) Schedule 3.20(a)(ii) sets forth all of the Intellectual Property owned by, and filings and applications for any Intellectual Property filed by, the Company. None of the Intellectual Property listed on Schedule 3.20(a)(ii) is subject to any outstanding Order, and no action, suit, proceeding, hearing, investiga tion, charge, complaint, claim or demand is pending or, to the Knowledge of the Company, threatened, which challenges the validity, enforceability, use or ownership of the item.

                  (iii) Schedule 3.20(a)(iii) sets forth all Intellectual Property licenses, sublicenses, distributor agreements and other agreements under which the Company is either a licensor, licensee or distributor, except such licenses, sublicenses and other agreements relating to off-the-shelf software, which is commercially available on a retail basis and used solely on the computers of the Company. The Company has substantially performed all obligations imposed upon it thereunder, and is not, nor to the Knowledge of the Company is any other party thereto, in breach of or default thereunder in any respect, nor is there any event which with notice or lapse of time or both would constitute a default thereunder. All of the Intellectual Property licenses listed on Schedule 3.20(a)(iii) are valid, enforceable and in full force and effect, and will continue to be so on identical terms immediately following the Closing except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

                  (iv) Other than as set forth on Schedule 3.20(a)(iv), none of the Intellectual Property currently sold or licensed by the Company to any Person or used by or licensed to the Company by any Person infringes upon or otherwise violates any Intellectual Property rights of others.

                  (v) Except as set forth on Schedule 3.20(a)(v), no litigation is pending and no Claim has been made against the Company or, to the Knowledge of the Company, is threatened, contesting the right of the Company to sell or license to any Person or use the Intellectual Property presently sold or licensed to such Person or used by the Company.

             (b) Except as set forth on Schedule 3.20(b), to the Knowledge of the Company, no Person is infringing upon or otherwise violating the Intellectual Property rights of the Company.

             (c) No former employer of any employee of the Company, and no current or former client of any consultant of the Company, has made a claim against the Company or, to the Knowledge of the Company, against any other Person, that such employee or such consultant is utilizing Intellectual Property of such former employer or client.

             (d) Except as set forth on Schedule 3.20(d), the Company is not a party to or bound by any license or other agreement requiring the payment by the Company of any royalty payment, excluding such agreements relating to software licensed for use solely on the computers of the Company.

             (e) To the Knowledge of the Company, no employee of the Company is in violation of any Requirement of Law applicable to such employee, or any term of any employment agreement, patent or invention disclosure agreement or other contract or agreement relating to the relationship of such employee with the Company or any prior employer.

             (f) To the Knowledge of the Company, none of the Trade Secrets, wherever located, the value of which is contingent upon maintenance of confidentiality thereof, has been disclosed to any Person other than employees, representatives and agents of the Company, except as required pursuant to the filing of a patent application by the Company.

             (g) It is not necessary for the Company's business to use any Intellectual Property owned by any director, officer, employee or consultant of the Company (or persons the Company presently intends to hire). To the Company's Knowledge, at no time during the conception or reduction to practice of any of the Company's Intellectual Property was any developer, inventor or other contributor to such Intellectual Property operating under any grants from any Governmental Authority or subject to any employment agreement, invention assignment, nondisclosure agreement or other Contractual Obligation with any Person that could adversely affect the Company's rights to its Intellectual Property.

             (h) All present employees of the Company have executed and delivered proprietary invention agreements with the Company, and are obligated under the terms thereof to assign all inventions made by them during the course of employment to the Company. No such employee or present consultant of the Company has excluded works or inventions made prior to his employment with or work for the Company from his assignment of inventions pursuant to such proprietary invention agreements.

         3.21 Network Redundancy and Computer Back-up. Except as set forth on
Schedule 3.21,

             (a) the server hardware and supporting equipment (including communications equipment, terminals and hook-ups that interface with third party computer systems) used in the Company's services network provide redundancy and meet industry standards relating to high availability; and

             (b) the Company has made back-ups of all material computer Software and databases utilized by it and maintain such Software and databases at a secure off-site location.

         3.22 Privacy of Customer Information. The Company does not use any of the customer information it receives through its website or otherwise in an unlawful manner, or in a manner violative of the Company's privacy policy or the privacy rights of its customers. The Company has not collected any customer information through its website in an unlawful manner or in violation of its privacy policy. The Company has adequate security measures in place to protect the customer information it receives through its website and which it stores in its computer systems from illegal use by third parties or use by third parties in a manner violative of the rights of privacy of its customers. The Company represents to its customers that it assures complete security as to the customer information it receives through its website.

         3.23 Potential Conflicts of Interest. Except as set forth on Schedule 3.23, no officer, director or stockholder of the Company, no spouse of any such officer, director or stockholder, and, to the Knowledge of the Company, no relative of such spouse or of any such officer, director or stockholder and no Affiliate of any of the foregoing (a) owns, directly or indirectly, any interest in (excepting less than one percent (1%) stock holdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee or consultant of, any Person which is, or is engaged in business as, a competitor, lessor, lessee, supplier, distributor, sales agent or customer of, or lender to or borrower from, the Company; (b) owns, directly or indirectly, in whole or in part, any tangible or intangible property that the Company has used, or that the Company will use, in the conduct of business; or
(c) has any cause of action or other claim whatsoever against, or owes or has advanced any amount to, the Company, except for claims in the ordinary course of business such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements existing on the date hereof.

         3.24 Trade Relations. There exists no actual or, to the Knowledge of the Company, threatened termination, cancellation or limitation of, or any adverse modification or change in, the business relationship of the Company, or the business of the Company, with any customer or supplier or any group of customers or suppliers whose purchases or inventories provided to the Company's business are individually or in the aggregate material to the Condition of the Company, and there exists no present condition or state of fact or circumstances that would adversely affect the Condition of the Company or prevent the Company from conducting such business relationships or such business with any such customer, supplier or group of customers or suppliers in the same manner as heretofore conducted by the Company.

         3.25 Outstanding Borrowing. Schedule 3.25 sets forth the amount of all Indebtedness of the Company as of the date hereof, the Liens that relate to such Indebtedness and that encumber the Assets and the name of each lender thereof. No Indebtedness is entitled to any voting rights in any matters voted upon the holders of the Voting Common Stock.

         3.26 Insurance. Schedule 3.26 lists all of the insurance policies held by or on behalf of the Company, with the effective date and coverage amounts indicated thereon. Such policies and binders are valid and enforceable in accordance with their terms and are in full force and effect and cover all risks associated with the Company's business that are customarily insured against in the industry in such amounts as are customary in the industry. None of such policies will be affected by, or terminate or lapse by reason of, any transaction contemplated by this Agreement or any of the other Transaction Documents.

         3.27 Environmental Matters. The Company is in compliance with all applicable Environmental Laws. There is no civil, criminal or administrative judg ment, action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter pending or, to the Knowledge of the Company, threatened against the Company pursuant to Environmental Laws; and, to the Knowledge of the Company, there are no past or present events, conditions, circumstances, activities, practices, incidents, agreements, actions or plans which could reasonably be expected to prevent compliance with, or which have given rise to or will give rise to liability under, Environmental Laws.

         3.28 Broker's, Finder's or Similar Fees. There are no brokerage commissions, finder's fees or similar fees or commissions payable by the Company in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Company or any action taken by any such Person.

         3.29 Disclosure.

             (a) Agreement and Other Documents. This Agreement and the documents and certificates furnished to the Purchasers by the Company do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in the light of the circum stances under which they were made, not misleading.

             (b) Material Adverse Effects. There is no fact that the Company has not disclosed to the Purchasers in writing which materially adversely affects, or insofar as the Company can reasonably foresee could materially adversely affect, the Condition of the Company or the ability of the Company to perform its obligations under this Agreement, any of the other Transaction Documents or any document contemplated hereby or thereby.

         3.30 Year 2000 Compliance. The Company has conducted and continues to conduct "year 2000" audits with respect to the Software which constitutes part of the products and services manufactured, marketed or sold by the Company or licensed by the Company to third parties, and the Company is not aware of any failure of such Software to be Year 2000 Compliant, which failure is reasonably likely to have a material adverse effect on the Company. The Company has used commercially reasonable efforts to obtain "year 2000" certifications with respect to all third-party Software used in connection with the business or operations of the Company, including without limitation systems belonging to the Company's suppliers, service providers and customers. As used herein, "Year 2000 Compliant" means Software which can (a) accurately process date information before, during and after January 1, 2000, including, but not limited to, accepting date input, providing date output and performing calculations on date or portions of dates; (b) function accurately and without interruption before, during and after January 1, 2000 without any change in operations associated with the advent of the new century; (c) respond to two (2) digit year input in a way that resolves the ambiguity as to century in a disclosed and predetermined manner; and (d) store and provide output of date information in ways that are unambiguous as to century, in each case assuming that such Software receives properly formatted data from all other software or hardware with which it interacts.

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

         Each of the Purchasers hereby represents and warrants, severally and not jointly, to the Company as follows:

         4.1 Existence and Power. Such Purchaser (a) in the case of an entity,
(i) is a limited partnership, corporation, partnership or limited liability company duly organized and validly existing under the laws of the jurisdiction of its formation and (ii) has the requisite partnership, corporate or limited liability company, as the case may be, power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party and (b) in the case of an individual, has the legal capacity to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party.

         4.2 Authorization; No Contravention. The execution, delivery and performance by such Purchaser of this Agreement and each of the other Transaction Documents to which it is a party and the transactions contemplated hereby and thereby, (a) in the case of an entity, (i) have been duly authorized by all necessary partnership, corporate or limited liability company, as the case may be, action, and (ii) do not contravene the terms of such Purchaser's organizational documents, or any amendment thereof, and (b) (i) do not violate, conflict with or result in any breach or contravention of, or the creation of any Lien under, any Contractual Obligation of such Purchaser or any Requirement of Law applicable to such Purchaser and (ii) do not violate any Orders of any Governmental Authority against, or binding upon, such Purchaser.

         4.3 Governmental Authorization; Third Party Consents. No approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person, and no lapse of a waiting period under any Requirement of Law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, the purchase of the Purchased Shares) by, or enforcement against, such Purchaser of this Agreement and each of the other Transaction Documents to which it is a party or the transactions contemplated hereby and thereby.

         4.4 Binding Effect. This Agreement and each of the other Transaction Documents to which it is a party have been duly executed and delivered by such Purchaser and constitutes the legal, valid and binding obligations of such Purchaser, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

         4.5 Purchase for Own Account. The Purchased Shares to be acquired by such Purchaser pursuant to this Agreement are being or will be acquired for its own account and with no intention of distributing or reselling such Purchased Shares or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, or any state, without prejudice, however, to the rights of such Purchaser at all times to sell or otherwise dispose of all or any part of such Purchased Shares under an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act, and subject, nevertheless, to the disposition of such Purchaser's property being at all times within its control. If such Purchaser should in the future decide to dispose of any of such Purchased Shares, such Purchaser understands and agrees that it may do so only in compliance with the Securities Act and applicable state securities laws, as then in effect. Such Purchaser agrees to the imprinting, so long as required by law, of a legend on certificates representing all of its Purchased Shares and shares of Voting Common Stock issuable upon conversion of its Purchased Shares to the following effect:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

         THE SALE, ASSIGNMENT, HYPOTHECATION, PLEDGE,
         ENCUMBRANCE OR OTHER DISPOSITION (EACH A "TRANSFER") AND VOTING OF ANY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF THE STOCKHOLDERS AGREEMENT, DATED JUNE 29, 2000, AMONG THE COMPANY AND THE STOCKHOLDERS NAMED THEREIN, A COPY OF WHICH MAY BE INSPECTED AT THE COMPANY'S PRINCIPAL OFFICE. THE COMPANY WILL NOT REGISTER THE TRANSFER OF SUCH SECURITIES ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF THE STOCKHOLDERS AGREEMENT.

         4.6 Restricted Securities. Such Purchaser understands that the Purchased Shares will not be registered at the time of their issuance under the Securities Act for the reason that the sale provided for in this Agreement is exempt pursuant to Section 4(2) of the Securities Act and that the reliance of the Company on such exemption is predicated in part on such Purchaser's representations set forth herein.

         4.7 Broker's, Finder's or Similar Fees. There are no brokerage commissions, finder's fees or similar fees or commissions payable by such Purchaser in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with such Purchaser or any action taken by such Purchaser.

         4.8 Accredited Investor. Such Purchaser is an "Accredited Investor" within the meaning of Rule 501 of Regulation D under the Securities Act, as presently in effect.

         4.9 Investment Representation. Solely for establishing that the sale of Purchased Shares to such Purchaser is exempt from the registration requirements of Section 5 of the Securities Act and comparable provisions of state blue-sky laws and not in any way to mitigate the responsibility or liability of the Company for any breach of the representations and warranties made by it in this Agreement, on which such Purchaser is relying in full in connection with its decision to invest in the Company:

            (a) No regulator has made any finding or determination relating to the fairness of the investment in the Purchased Shares, and no regulator has or will recommend or endorse the Purchased Shares.

            (b) By reason of his business or financial experience, such Purchaser is capable of evaluating the merits and risks of this investment and of protecting his own interests in connection with this investment.

             (c) During the course of this transaction and before acquiring the Purchased Shares, such Purchaser has been provided with such financial and other written information about Company that such Purchaser deemed was necessary.

             (d) Such Purchaser has been given the opportunity by Company to obtain any information and to ask any questions concerning Company, the Purchased Shares and the investment that was felt necessary; and to the extent necessary, such Purchaser availed himself of that opportunity and received satisfactory information and answers.

             (e) In reaching the decision to invest in the Purchased Shares, such Purchaser have carefully evaluated its financial resources and investment position and the risks associated with this investment; and such Purchaser acknowledges that it is able to bear the economic risks of this investment.


                                    ARTICLE V

                          CONDITIONS TO THE OBLIGATION
                           OF THE PURCHASERS TO CLOSE

         The obligation of the Purchasers to purchase the Purchased Shares to pay the purchase price therefor at the Closing and to perform any obligations hereunder shall be subject to the satisfaction as determined by, or waiver by, Arinco of the following conditions on or before the Closing Date.

         5.1 Secretary's Certificate. The Purchasers shall have received a certificate from the Company, in form and substance satisfactory to Arinco, dated the Closing Date and signed by the Secretary or an Assistant Secretary of the Company, certifying (a) that the Company is in good standing with the Secretary of State of the State of Delaware, (b) that the attached copies of the Amended and Restated

Certificate of Incorporation, the By-laws, and resolutions of the Board of Directors of the Company approving this Agreement and each of the other Transaction Documents and the transactions contemplated hereby and thereby, are all true, complete and correct and remain unamended and in full force and effect and (c) as to the incumbency and specimen signature of each officer of the Company executing this Agreement, each other Transaction Document and any other document delivered in connection herewith on behalf of the Company.

         5.2 Filing of Amended and Restated Certificate of Incorporation. The Amended and Restated Certificate of Incorporation shall have been duly filed by the Company with the Secretary of State of the State of Delaware in accordance with the General Corporation Law of the State of Delaware, and the Purchasers shall have received evidence of such filing in form and substance reasonably satisfactory to Arinco.

         5.3 Purchased Shares. If such certificates are available, the Company shall have delivered to each of the Purchasers certificates in definitive form representing the number of Purchased Shares set forth opposite such Purchaser's name on Schedule 2.1 hereto, registered in the name of such Purchaser.

         5.4 Stockholders Agreement. The Company and each of the Persons listed on Schedule 3.7(a) shall have duly executed and delivered the Stockholders Agreement.

         5.5 Registration Rights Agreement. The Company and each of the Persons listed on Schedule 3.7(a) shall have duly executed and delivered the Registration Rights Agreement.

         5.6 Opinion of Counsel. The Purchasers shall have received an opinion of Woollacott Jannol Fields LLP, dated the Closing Date, relating to the transactions contemplated by or referred to herein, substantially in the form attached hereto as Exhibit E.

         5.7 Stock Option Plan. The Company shall have established the Stock Option Plan in form and substance reasonably satisfactory to Arinco.

         5.8 Exchange Agreement. 2,719,531 and 1,341,875 of the outstanding shares of Common Stock held by each of Anthony Rogers and John Kaufman, respectively, and all of the outstanding shares of Voting Common Stock held by eViva Ventures, LLC, Michael Smith, Young Kwon and Cheryl Lopez shall have been exchanged for shares of Nonvoting Common Stock in a manner reasonably satisfactory to Arinco.

         5.9 Employment Agreements. Each of Anthony Rogers and John Kaufman and the Company shall have duly executed and delivered an Employment Agreement, substantially in the form attached hereto as Exhibit F-1 and each of Michael Smith, Young Kwon and Cheryl Lopez and the Company shall have duly executed and delivered on Employment Agreement, substantially in the form attached hereto as Exhibit F-2.

         5.10 Restricted Stock Agreements. Each of Anthony Rogers, John Kaufman, Michael Smith, Young Kwon and Cheryl Lopez and the Company shall have duly executed and delivered a Restricted Stock Agreement, substantially in the form attached hereto as Exhibit G.

         5.11 Proprietary Invention and Nondisclosure Agreements. Each of the Persons set forth on Schedule 5.13 shall have duly executed and delivered a Proprietary Invention and Nondisclosure Agreement, in form and substance reasonably satisfactory to Arinco.

         5.12 Settlement of Litigation. The Bayskills.com, Inc. litigation shall have been settled in a manner reasonably satisfactory to Arinco.

         5.13 Key-Man Life Insurance. The Company shall have obtained a term life insurance policy on the life on Anthony Rogers in an amount of at least $9,500,000 naming the Company as beneficiary.

         5.14 Amendment to Bylaws. The Company's Bylaws shall have been amended to (a) remove cumulative voting for directors and (b) give the Board of Directors authority to act upon a majority of the directors voting, such amendment to be in form and substance reasonably satisfactory to Arinco.

         5.15 Repayment of Outstanding Convertible Notes. The Company shall be prepared to repay any Indebtedness owed to any of the Purchasers that is not being canceled pursuant to this Agreement.

         5.16 Assignment of Domain Name. Anthony Rogers shall have assigned all rights, title and interest in the website address "broadstream.com" to the Company pursuant to an assignment agreement reasonably satisfactory to Arinco.

         5.17 Young Kwon Promissory Note. Young Kwon shall have executed a promissory note in favor of the Company reasonably satisfactory to Arinco evidencing his Indebtedness to the Company.

         5.18 Reimbursement for Settlement Agreement. Anthony Rogers and John Kaufman shall have reimbursed the Company, either by forfeiture of shares of Common Stock or payment of cash, for the expenses incurred by the settlement referred to in Section 5.12, or shall have entered into an agreement with the Company with regard to the foregoing.

                                   ARTICLE VI

                          CONDITIONS TO THE OBLIGATION
                             OF THE COMPANY TO CLOSE

         The obligation of the Company to issue and sell the Purchased Shares and the obligation of the Company to perform its other obligations hereunder shall be subject to the satisfaction as determined by, or waiver by, the Company of the following conditions on or before the Closing Date:

         6.1 Payment of Purchase Price. Each Purchaser shall be prepared to pay the aggregate purchase price for the Purchased Shares to be purchased by such Purchaser.

         6.2 Stockholders Agreement. Each Purchaser shall have duly executed and delivered the Stockholders Agreement.

         6.3 Registration Rights Agreement. Each Purchaser shall have duly executed and delivered the Registration Rights Agreement.


                                   ARTICLE VII

                                 INDEMNIFICATION

         7.1 Indemnification. Except as otherwise provided in this Article VII, the Company (the "Indemnifying Party") agrees to indemnify, defend and hold harmless each of the Purchasers and its Affiliates and their respective officers, directors, agents, employees, subsidiaries, partners, members and controlling persons (each, an "Indemnified Party") to the fullest extent permitted by law from and against any and all losses, Claims, or written threats thereof (including, without limitation, any Claim by a third party), damages, expenses (including reasonable fees, disbursements and other charges of counsel incurred by the Indemnified Party in any action between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party or otherwise) or other liabilities (collectively, "Losses") resulting from or arising out of any breach of any representation or warranty, covenant or agreement by the Company in this Agreement or the other Transaction Documents; provided however, that if and to the extent that such indemnification is unenforceable for any reason, the Indemnifying Party shall make the maximum contribution to the payment and satisfaction of such Losses which shall be permissible under applicable laws. The amount of any payment to any Indemnified Party herewith in respect of any Loss shall be of sufficient amount to make such Indemnified Party whole for any diminution in value of the Purchased Shares. In connection with the obligation of the Indemnifying Party to indemnify for expenses as set forth above, the Indemnifying Party shall, upon presentation of appropriate invoices containing reasonable detail, reimburse each Indemnified Party for all such expenses (including reasonable fees, disbursements and other charges of counsel incurred by the Indemnified Party in any action between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party) as they are incurred by such Indemnified Party; provided, however, that if an Indemnified Party is reimbursed under this Article VII for any expenses, such reimbursement of expenses shall be refunded to the extent it is finally judicially determined that the Losses in question resulted primarily from the willful misconduct or gross negligence of such Indemnified Party.

         7.2 Notification. Each Indemnified Party under this Article VII shall, promptly after the receipt of notice of the commencement of any Claim against such Indemnified Party in respect of which indemnity may be sought from the Indemnifying Party under this Article VII, notify the Indemnifying Party in writing of the commencement thereof. The omission of any Indemnified Party to so notify the Indemnifying Party of any such action shall not relieve the Indemnifying Party from any liability which it may have to such Indemnified Party (a) other than pursuant to this Article VII or (b) under this Article VII unless, and only to the extent that, such omission results in the Indemnifying Party's forfeiture of substantive rights or defenses. In case any such Claim shall be brought against any Indemnified Party, and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to assume the defense thereof at its own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment; provided, however, that any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense at its own expense. Notwithstanding the foregoing, in any Claim in which both the Indemnifying Party, on the one hand, and an Indemnified Party, on the other hand, are, or are reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel and to control its own defense of such Claim if, in the reasonable opinion of counsel to such Indemnified Party, either (x) one or more defenses are available to the Indemnified Party that are not available to the Indemnifying Party or (y) a conflict or potential conflict exists between the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable; provided, however, that the Indemnifying Party (i) shall not be liable for the fees and expenses of more than one counsel to all Indemnified Parties and (ii) shall reimburse the Indemnified Parties for all of such fees and expenses of such counsel incurred in any action between the Indemnifying Party and the Indemnified Parties or between the Indemnified Parties and any third party, as such expenses are incurred. The Indemnifying Party agrees that it will not, without the prior written consent of the Purchasers, settle, compromise or consent to the entry of any judgment in any pending or threatened Claim relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising or that may arise out of such Claim. The Indemnifying Party shall not be liable for any settlement of any Claim effected against an Indemnified Party without its written consent, which consent shall not be unreasonably withheld. The rights accorded to an Indemnified Party hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise; provided, however, that notwithstanding the foregoing or anything to the contrary contained in this Agreement, nothing in this Article VII shall restrict or limit any rights that any Indemnified Party may have to seek equitable relief.

         7.3 Contribution. If the indemnification provided for in this Article VII from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any Losses referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such Losses, as well as any other relevant equitable considerations. The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties| relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in Sections 7.1 and 7.2, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                                  ARTICLE VIII

                              AFFIRMATIVE COVENANTS

         The Company hereby covenants and agrees with the Purchasers as follows:

         8.1 Preservation of Existence. The Company shall:

             (a) preserve and maintain in full force and effect its existence and good standing under the laws of its jurisdiction of formation or organization;

             (b) preserve and maintain in full force and effect all material rights, privileges, qualifications, applications, licenses and franchises necessary in the normal conduct of its business;

             (c) use its reasonable best efforts to preserve its business organization;

             (d) conduct its business in the ordinary course in accordance with sound business practices, keep its properties in good working order and condition (normal wear and tear excepted), and from time to time make all needed repairs to, renewals of or replacements of its properties so that the efficiency of its business operation shall be reasonably maintained and preserved;

             (e) comply with all Requirements of Law and with the directions of any Governmental Authority having jurisdiction over the Company or its business or property; and

             (f) file or cause to be filed in a timely manner all reports, applications, estimates and licenses that shall be required by a Governmental Authority.

         8.2 Financial Statements and Other Information. The Company shall deliver to each Purchaser, in form and substance satisfactory to Arinco:

             (a) as soon as available, but not later than thirty (30) days after the Closing Date, an unaudited financial statement of the Company (balance sheet and statement of operations) as of the Closing Date, taking into account the transactions contemplated by this Agreement.

             (b) as soon as available, but not later than ninety (90) days after the end of each fiscal year of the Company, a copy of the audited balance sheet of the Company as of the end of such fiscal year and the related statements of operations and cash flows for such fiscal year, setting forth in each case in compara tive form the figures for the previous year, all in reasonable detail and accompanied by a management summary and analysis of the operations of the Company for such fiscal year and by the opinion of a nationally recognized independent certified public accounting firm which report shall state without qualification that such financial statements present fairly the financial condition as of such date and results of opera tions and cash flows for the periods indicated in conformity with GAAP applied on a consistent basis;

             (c) commencing with the six months ended June 30, 2000 as soon as available, but in any event not later than forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year, the unaudited balance sheet of the Company, and the related statements of operations and cash flows for such quarter and for the period commencing on the first day of the fiscal year and ending on the last day of such quarter, all certified by an appropriate officer of the Company as presenting fairly the financial condition as of such date and results of operations and cash flows for the periods indicated in conformity with GAAP applied on a consistent basis, subject to normal year-end adjustments and the absence of footnotes required by GAAP;

             (d) if requested by any of the Purchasers, as promptly as practicable, but not later than five (5) days after the end of each fiscal year of the Company, a certificate signed by the Chief Executive Officer of the Company in customary form certifying that the Company is not a "foreign person" within the meaning of Section 1445 of the Code; and

             (e) such other information as Arinco reasonably may request.

         8.3 Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized shares of Voting Common Stock, solely for the purpose of issue or delivery upon conversion of the Purchased Shares, as provided in the Restated Certificate of Incorporation, the maximum number of shares of Voting Common Stock that may be issuable or deliverable upon such conversion. Such shares of Voting Common Stock are duly authorized and, when issued or delivered in accordance with the Restated Certificate of Incorporation, shall be validly issued, fully paid and non-assessable. The Company shall issue such shares of Voting Common Stock, in accordance with the terms of the Restated Certificate of Incorporation, and otherwise comply with the terms hereof and thereof.

         8.4 Insurance. The Company shall maintain insurance with insurance companies or associations with a rating of "A" or better as established by Best's Rating Guide (or an equivalent rating with such other publication of a similar nature as shall be in current use) in such amounts and covering such risks as are usually and customarily carried with respect to similar businesses according to its locations.

         8.5 Books and Records. The Company shall keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company in accordance with GAAP consistently applied.

         8.6 Back-ups of Computer Software. The Company shall make back-ups of all material computer software programs and databases and shall maintain such software programs and databases at a secure off-site location.

         8.7 Inspection. The Company shall permit representatives of the Purchasers to visit and inspect any of its properties, to examine its corporate, financial and operating records and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with their respective directors, officers and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably requested upon reasonable advance notice to the Company; provided, however, that the Company shall not be obligated under this Section 8.7 with respect to information which the Board of Directors determines in good faith is confidential and should not, therefore, be disclosed.

         8.8 Key-Man Life Insurance. The Company shall use commercially reasonable efforts to maintain a term life insurance policy on the life of Anthony Rogers in the amount of at least $9,500,000 naming the Company as the beneficiary.

         8.9 Share Certificates. To the extent the certificates referred to in
Section 5.3 hereof were not delivered on the Closing Date, the Company shall, promptly upon the availability of such certificates but in any event not later than five (5) Business Days after the Closing Date, deliver such certificates to the Purchasers.

         8.10 Principal Place of Business. Within thirty (30) days of the Closing Date, the Company shall have established its principal place of business, and delivered to Arinco the lease, in form and substance reasonably satisfactory to Arinco, therefor.

         8.11 Outstanding Licenses, Permits and Taxes. Within thirty (30) days of the Closing Date, the Company shall have (a) obtained such permits and licenses as are listed on Schedule 3.6(b) and (b) paid such taxes as are listed on Schedule 3.12(a).


                                   ARTICLE IX

                                  MISCELLANEOUS

         9.1 Survival of Representations and Warranties. All of the representations and warranties made herein shall survive the execution and delivery of this Agreement until the date that is ninety (90) days after the receipt by the Purchasers of audited financial statements of the Company for the fiscal year ending December 31, 2001 (or, if such fiscal year changes and no such audited consolidated financial statements are available, then the successor fiscal year), except for (a) Sections 3.1, 3.2, 3.4, 3.7, 3.15, 3.28 and 3.30,
which representations and warranties shall survive until the third anniversary of the Closing Date, and (b) Section 3.12, which shall survive until the later to occur of (i) the lapse of the statute of limitations with respect to the assessment of any Tax to which such representation and warranty relates (including any extensions or waivers thereof) and (ii) sixty (60) days after the final administrative or judicial determination of the Taxes to which such representation and warranty relates, and no claim with respect to Section 3.12 may be asserted thereafter with the exception of claims arising out of any fact, circumstance, action or proceeding to which the party asserting such claim shall have given notice to the other parties to this Agreement prior to the termination of such period of reasonable belief that a tax liability will subsequently arise therefrom.

                  9.2 Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

                      if to the Company:

                      Broadstream.com, Inc.
                      290 Crown Court
                      Simi Valley, CA 93065
                      Telecopy: 1-805-306-9145
                      Attention: Chief Executive Officer
                      with a copy to:

                      Woollacott Jannol Fields LLP
                      1875 Century Park East
                      Suite 1400
                      Los Angeles, CA 90067
                      Telecopy: 310-552-7552
                      Attention: Martin Jannol, Esq.

                      if to Arinco:

                      Arinco Computer Systems, Inc.
                      20 Dayton Avenue
                      Greenwich, CT 06830
                      Telecopy:  (203) 661-1331
                      Attention: Chief Executive Officer

                      with a copy to:

                      Paul, Weiss, Rifkind, Wharton & Garrison
                      1285 Avenue of the Americas
                      New York, NY 10019-6064
                      Telecopy:  (212) 757-3990
                      Attention: James M. Dubin, Esq.

         All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied.

         9.3 Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Subject to applicable securities laws and the terms and conditions thereof, the Purchasers may assign any of their rights under this Agreement or the other Transaction Documents to any of their respective Affiliates. The Company may not assign any of its rights under this Agreement without the written consent of Arinco. Except as provided in Article VII, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

         9.4 Amendment and Waiver.

         (a) No failure or delay on the part of the Company or the Purchasers in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or the Purchasers at law, in equity or otherwise.

             (b) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or the Purchasers from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by the Company and the Purchasers purchasing a majority of the Purchased Shares, and (ii) only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

         9.5 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         9.6 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         9.7 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

         9.8 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

         9.9 Rules of Construction. Unless the context otherwise requires, references to sections or subsections refer to sections or subsections of this Agreement.

         9.10 Entire Agreement. This Agreement, together with the exhibits and schedules hereto, and the other Transaction Documents are intended by the par ties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits and schedules hereto, and the other Transaction Documents supersede all prior agreements and understandings between the parties with respect to such subject matter.

         9.11 Fees. Upon the Closing, the Company shall reimburse each of the Purchasers for their transaction related expenses, including fees, disbursements and other charges of counsel and consultants and expenses incurred in connection with their due diligence inquiry, provided that the amount of such reimbursement shall not exceed $50,000.

         9.12 Publicity; Confidentiality. Except as may be required by applicable Requirements of Law, none of the parties hereto shall issue a publicity release or public announcement or otherwise make any disclosure concerning this Agreement, the transactions contemplated hereby, the Purchasers or the business, technology and financial affairs of the Company, without prior approval by the other parties hereto; provided, however, that nothing in this Agreement shall restrict any of the Purchasers from disclosing information (a) that is already publicly available, (b) that was known to such Purchaser on a non-confidential basis prior to its disclosure by the Company, (c) that may be required or appropriate in response to any summons or subpoena or in connection with any litigation, provided that such Purchaser will use reasonable efforts to notify the Company in advance of such disclosure so as to permit the Company to seek a protective order or otherwise contest such disclosure, and such Purchaser will use reasonable efforts to cooperate, at the expense of the Company, with the Company in pursuing any such protective order, (d) to the extent that such Purchaser reasonably believes it appropriate in order to protect its investment in the Purchased Shares in order to comply with any Requirement of Law, (e) to such Purchaser's or the Company's officers, directors, shareholders, advisors, employees, members, partners, controlling persons, auditors or counsel or (f) to Persons from whom releases, consents or approvals are required, or to whom notice is required to be provided, pursuant to the transactions contemplated by the Transaction Document. If any announcement is required by law or the rules of any securities exchange or market on which shares of Common Stock are traded to be made by any party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other parties and shall give the other parties reasonable opportunity to comment thereon.

         9.13 Further Assurances. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.


                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Stock Purchase Agreement on the date first written above.


                                    BROADSTREAM.COM, INC.



                                    By:   /s/ Tony Rogers
                                       ---------------------------------
                                        Name: Tony Rogers
                                        Title:   CEO/President


                                    ARINCO COMPUTER SYSTEMS, INC.


                                    By:   /s/ Cary S. Fitchey
                                       ---------------------------------
                                        Name: Cary S. Fitchey
                                        Title:   CEO


                                    FG II SEED FUND, LLC


                                    By:   /s/ Frank Gallagi
                                       ---------------------------------
                                        Name: Frank Gallagi
                                        Title:  Managing Director


                                    ADLESON INVESTORS, LLC


                                    By:   /s/ Paul Nadel
                                       ---------------------------------
                                        Name: Paul Nadel
                                        Title:  President


                                    STERLING PAYOT CAPITAL, L.P.


                                    By:    /s/ Robert Smelick
                                       ---------------------------------
                                        Name: Robert M. Smelick
                                        Title:

                                    LAZARUS FAMILY INVESTMENTS, LLC


                                    By:    /s/ Jonathan D. Lazarus
                                       ---------------------------------
                                        Name:  Jonathan D. Lazarus
                                        Title:   Manager


                                    LA BAY INVESTMENTS, LLC


                                    By:   /s/ Anthony Bay
                                       ---------------------------------
                                        Name: Anthony Bay
                                        Title:

                                                                      Schedule I


                                   Coinvestors
                                   -----------


1.   FG II Seed Fund, LLC, a Delaware limited liability company.

2.   Adelson Investors, LLC, a Delaware limited liability company.

3.   Sterling Payot Capital, LP, Delaware limited partnership.

4.   Lazarus Family Investments, LLC, a Washington limited liability company.

5.   LA Bay Investments, LLC, a Washington limited liability company.

                                                                    Schedule 2.1


                       Purchased Shares and Purchase Price
                       -----------------------------------



      Purchaser                       Purchased Shares          Purchase Price
      ---------                       ----------------          --------------

Arinco Computer Systems, Inc.            7,626,165                $ 6,500,000
FG II Seed Fund, LLC                       413,179                $   352,164
Adelson Investors, LLC                   2,346,512                $ 2,000,000
Sterling Payot Capital, LP                 586,628                $   500,000
Lazarus Family Investments, LLC            117,326                $   100,000
LA Bay Investments, LLC.                   117,326                $   100,000

                                Total:  11,207,136                $ 9,552,164